Exhibit 99.4

Ameris Bancorp

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 5, 2019.

Online
Go to **www.investorvote.com/ameris** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ameris

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends you vote "FOR" Proposals 1 and 2.

Proposal	For	Against	Abstain
1. **Ameris Share Issuance Proposal** To approve the issuance of shares of common stock, par value $1.00 per share, of Ameris Bancorp ("Ameris") in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of December 17, 2018, as may be amended from time to time, by and between Ameris and Fidelity Southern Corporation.	☐	☐	☐
2. **Ameris Adjournment Proposal** To adjourn the Ameris special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Ameris share issuance proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below.

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian, attorney or corporate officer, please give full title. Joint owners should each sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ameris NOTICE OF SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2019 The undersigned shareholder hereby appoints Daniel B. Jeter and Dennis J. Zember Jr., and each of them individually, the proxies and attorneys for the undersigned, with full power of substitution, to act with respect to and to vote all shares of common stock, par value $1.00 per share, of Ameris Bancorp (“Ameris”) which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present at the Special Meeting of Shareholders of Ameris to be held on Monday, May 6, 2019, at 11:00 a.m. Eastern Time, at Ameris’s offices located at 1301 Riverplace Boulevard, Suite 2600, Jacksonville, Florida 32207, and at any adjournment or postponement thereof (the “Ameris special meeting”), as directed with respect to the matters set forth herein, and with discretionary authority on all other matters that come before the Ameris special meeting, all as more fully described in the joint proxy statement/prospectus for the Ameris special meeting received by the undersigned shareholder. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, “FOR” PROPOSALS 1 and 2. (Items to be voted appear on reverse side) Proxy — Ameris Bancorp qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Non-Voting Items Change of Address — Please print new address below.